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                                                      OMB APPROVAL
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                                                      2002
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14C

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[_]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                             Global e Tutor, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant As Specified In Its Charter)


   (Name of Person(s) Filing proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     --------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------


     (3) Filing Party:

     --------------------------------------------------------------------------


     (4) Date Filed:

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


                             GLOBAL e TUTOR, INC.
                              3340 Peachtree Road
                                  Suite 1800
                            Atlanta, Georgia 30326

                         NOTICE OF STOCKHOLDER ACTION
                              BY WRITTEN CONSENT

     To the Holders of Common Stock of Global e Tutor, Inc.:

     Notice is hereby given that we have obtained the written consent of certain of our stockholders of record as of February 16, 2001 to approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock, $.001 par value per share from 50 million (50,000,000) shares to 100 million (100,000,000) shares. The amendment to our Certificate of Incorporation will be effective twenty (20) days after the mailing of this notice and the attached Information Statement on or about May 7, 2001.

     All necessary corporate approvals in connection with the amendment to our Certificate of Incorporation have been obtained. Accordingly, pursuant to
Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended, you are hereby provided with notice of the approval of these actions by less than unanimous written consent of our stockholders, prior to the actions taking effect.

     Stockholders of record as of the close of business on February 16, 2001 are entitled to receive this notice and the attached Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    By the Order of the Board of Directors,

                                    /s/ Jerry Barton
                                    -----------------------------------------
                                    Jerry Barton
                                    President and Chief Executive Officer



Atlanta, Georgia
April 17, 2001

                             GLOBAL e TUTOR, INC.
                              3340 Peachtree Road
                                   Suite 1800
                             Atlanta, Georgia 30326


                             INFORMATION STATEMENT


                                    General

      This information statement is being mailed on or about April 17, 2001 to holders of record as of February 16, 2001 (the "Record Date") of our common stock, par value $.001 per share (the "Common Stock"). This statement is furnished in connection with the taking of action by written consent of the holders of a majority of the outstanding shares of Common Stock approving an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 50 million shares (50,000,000) to 100 million shares (100,000,000) (the "Amendment"). The
Amendment is attached hereto as Appendix "A."

     Our Board of Directors approved and recommended the Amendment for approval by the stockholders on February 16, 2001. Approval of the stockholders was effected, pursuant to Section 228 of the Delaware General Corporation Law, by written consents signed by the owners of approximately 51.9% of our issued and outstanding Common Stock (the "Consent Resolution").

         ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY

     As of February 16, 2001, there were 34,577,267 shares of our Common Stock issued and outstanding held of record by 123 stockholders. Each share of our Common Stock entitles the holder to one vote on all matters on which stockholders are entitled to vote.

     The Consent Resolution will be effective twenty (20) days following the mailing of this Information Statement, which is being mailed to stockholders on or about April 17, 2001. We anticipate that the Amendment to our Certificate of Incorporation will be filed with the Secretary of State of Delaware as soon as practicable following the twenty (20) day period. Upon our filing the Amendment with the Secretary of State, the Amendment will be effective.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

     On February 16, 2001, our Board of Directors adopted resolutions authorizing, and by written consents dated February 16, 2001 through March 6, 2001, the holders in excess of a majority of the outstanding shares of our Common Stock approved, an amendment to our Certificate of Incorporation, as amended, increasing the number of authorized shares of our Common Stock from 50 million shares to 100 million shares, $.001 par value per share.

     Our Board of Directors believes that increasing the number of authorized shares of Common Stock is necessary to enable us to respond to business opportunities and to pursue objectives that may develop or arise in the future. Accordingly, our Board of Directors believes that it is in the best interests of our shareholders to increase the number of authorized shares of Common Stock by 50,000,000 shares. Our Board of Directors also believes that the availability of additional shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, including financings, acquisitions, strategic business relationships or stock dividends and stock splits. Furthermore, our Board of Directors believes that the availability of additional shares of common stock will enable us to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain a pro rata ownership interest, on a stockholder's percentage voting power.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at times and for corporate purposes that our Board of Directors deems advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded. Upon issuance, these shares will have the same rights as the outstanding shares of Common Stock. Holders of our Common Stock do not have preemptive rights. Our Board of Directors does not intend to issue any common stock except on terms that the Board deems to be in our best interest and the best interests of our stockholders.

     The purpose of the Amendment is not to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of us. The Amendment is not in response to any effort by any party to accumulate material amounts of common stock or to acquire control of us by means of merger, tender offer, proxy contest or otherwise, or to change our management. In addition, the Amendment is not part of a plan by management to recommend a series of similar amendments to our Board of Directors and our stockholders.

     The Amendment will not result in the adjustment of the number of shares of Common Stock issuable upon exercise of outstanding stock options and warrants or the number of shares of Common Stock issued upon exercise of stock options granted under our stock option plans. As of the Record Date, after giving full effect to the reservation shares for issuance upon the grant and exercise of outstanding stock options and warrants, of the 100,000,000 of Common Stock authorized, approximately 55,681,525 shares will be available for future issuance.

     EACH OUTSTANDING COMMON STOCK CERTIFICATE WILL CONTINUE TO REPRESENT THE NUMBER OF COMMON SHARES SHOWN ON ITS FACE. THE OUTSTANDING COMMON STOCK CERTIFICATES WILL NOT BE EXCHANGED FOR NEW CERTIFICATES. DO NOT DESTROY YOUR PRESENT COMMON STOCK CERTIFICATES OR RETURN THEM TO US OR OUR TRANSFER AGENT.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGMENT

     The following table sets forth certain information as of February 16, 2001 with respect to ownership of the outstanding Common Stock of Global e Tutor by
(i) all persons or groups known by us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock of Global e Tutor, (ii) each director of Global e Tutor, and (iii) all directors and executive officers as a group. Other than those listed below, Global e Tutor is not aware of any person or group that owns more than 5% of its Common Stock.

                                                                         Number of       Percent of
Name of Beneficial Owner                                                  Shares(1)        Total
------------------------                                              ---------------   ------------
Executive Officers and Directors:
    Jerry Barton...............................................            166,666(2)          *
    Shawn Cartmill.............................................            322,977(3)          *
    Glenn Carver...............................................            723,182(4)         2.1%
    James Lewis................................................                  0             *
    John Miller................................................            723,182(5)         2.1%
    Lara Stegman...............................................            322,977(6)          *
    Margaret J. Toth...........................................          2,000,000(7)         5.8%
All directors and executive officers (7 persons)...............          4,258,984           12.1%
Other 5% Stockholders:
    Thomas E. McMurrain........................................          5,211,191(8)        15.1%
    Michael Lauer..............................................          9,525,000(9)        27.5%
    CLT, LLC...................................................          2,000,000            5.8%
    Digital Education Corporation..............................          5,000,000           14.5%

*  Less than 1% of shares outstanding.
_______________

(1) Except as indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 34,577,267 shares outstanding as of February 16, 2001. The percentages for each of those parties who hold presently exercisable options are based upon the sum of 34,577,267 shares plus the number of shares subject to presently-exercisable options held by each such party, as indicated in the following notes. Except as indicated, all persons above have a business address of 3340 Peachtree Road, Suite 1800, Atlanta, Georgia 30326.
(2)  Represents shares subject to presently exercisable stock options.
(3)  Includes 123,333 shares subject to presently exercisable stock options.
(4) Includes 123,333 shares subject to presently exercisable stock options and 599,849 shares held in the name of Capital Unlimited Group.
(5) Includes 123,333 shares subject to presently exercisable stock options and 599,849 shares held by Global Funding Group.
(6)  Includes 123,333 shares subject to presently exercisable stock options.
(7) Represents shares held by CLT, LLC, of which Ms. Toth is a controlling member.

(8) Includes 4,129,342 shares held by Thomas E. McMurrain, LLP, a limited liability partnership, of which Mr. McMurrain is the general partner; and 599,849 shares held by TDV Consulting, of which Mr. McMurrain is the Managing Director. Mr. McMurrain's business address is Interlink No. 631, 7801 NW 37th St., Miami, Florida 31166-6559.
(9) Includes 5,935,000 shares held by Lancer Offshore, Inc., of which Mr. Lauer is the sole investment manager; 1,500,000 shares held by Lancer Partners, L.P., of which Mr. Lauer is the sole general partner; 690,000 shares held by the Lancer Group, of which Mr. Lauer is a controlling person; 500,000 shares held by The Viatar Fund, Ltd., of which Mr. Lauer is the sole investment manager; and 500,000 shares held by The Orbiter Fund, Ltd., of which Mr. Lauer is the sole investment manager. Mr. Lauer's business address is 375 Park Avenue, Suite 2006, New York, New York 10152.

                             ADDITIONAL INFORMATION

     This Information Statement is provided for information purposes only. We are not soliciting proxies in connection with the items described herein. You are not required to respond to this Information Statement. Please read the Information Statement carefully.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. You may also obtain copies of the filings Global e Tutor
   ------------------
has made with the SEC directly from us by requesting them in writing or by telephone at the following:

                              Global e Tutor, Inc.
                              3340 Peachtree Road
                                   Suite 1800
                             Atlanta, Georgia 30326
                                 (404) 978-1640

                            Attention:  Lara Stegman



                                      By Order of the Board of Directors,

                                      /s/ Jerry Barton
                                      ------------------------------------
                                      Jerry Barton
                                      President and Chief Executive Officer


Atlanta, Georgia
April 17, 2001

                                  APPENDIX "A"


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GLOBAL E TUTOR, INC.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), the undersigned, the duly elected Secretary of GLOBAL E TUTOR, INC., a corporation organized and existing under and by virtue of the General Corporation Law (the "Corporation"), for purposes of amending the Certificate of Incorporation of the Corporation, does hereby certify:

     FIRST: That the Corporation's Certificate of Incorporation is amended by deleting Article Fourth in its entirety and substituting therefor the following:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) One Hundred Million (100,000,000) shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) Five Hundred Thousand (500,000) shares of Preferred Stock, $.001 par value per share ("Preferred Stock")."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law, and written notice of the adoption of the amendment has been given as provided in Section 228 of the general Corporation Law to every stockholder entitled to such notice.

     THIRD: That the amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law.

     IN WITNESS WHEREOF, the undersigned, being the duly elected Secretary of GLOBAL E TUTOR, INC., has caused this Certificate of Amendment to be signed this ___th day of May, 2001.


                              GLOBAL E TUTOR, INC.


                              By:
                                   ----------------------------------------
                              Name:  Jerry Barton
                                     --------------------------------------
                              Title:  President and Chief Executive Officer
                                      -------------------------------------